Exhibit 99.1
Capri Holdings Limited Announces Third Quarter Fiscal 2021 Results
Revenue and Earnings Exceed Expectations
London — February 3, 2021 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of fiscal 2021 ended December 26, 2020.
Third Quarter Fiscal 2021 Highlights
•Revenue decline of 17%, a sequential improvement relative to the second quarter
•E-commerce sales improved sequentially, increasing 65%
•Positive retail sales in Asia across all luxury houses, led by double digit growth in Mainland China
•Double-digit global retail sales growth at Versace
•Adjusted gross margin expansion of 520 basis points versus prior year
•Adjusted operating margin expansion of 290 basis points versus prior year
•Adjusted earnings per share of $1.65

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, "We are a year into the global pandemic that has profoundly impacted the entire world. Our thoughts and prayers remain with all those who have been affected. I am incredibly proud of our entire team and what Capri Holdings has been able to accomplish during this unprecedented time. Looking back over the last three quarters since the onset of COVID-19, we are encouraged by the performance of all our luxury houses, which illustrates the strength of our brands as well as the resilience and agility of our businesses."

Mr. Idol continued, "We were pleased with our third quarter results as revenue improved sequentially and exceeded our expectations. As we continued to execute on our strategic initiatives, earnings were meaningfully higher than anticipated driven by significant gross margin expansion. We also remain encouraged by the double digit increases in our customer databases as we continue to attract new consumers to each of our luxury houses."

Mr. Idol added, "As the world continues to emerge from this crisis, we are increasingly optimistic about the outlook for the fashion luxury industry and Capri Holdings. By fiscal 2023, we anticipate revenue and earnings per share will exceed pre-pandemic levels. We remain confident that our three luxury houses position Capri Holdings to deliver multiple years of revenue and earnings growth as well as increase shareholder value."

Mr. Idol concluded, “While the world is experiencing many difficulties, our values as an organization are more important than ever. To further our commitment to support diversity and inclusion, we are pleased to announce the creation of The Capri Holdings Foundation for the Advancement of Diversity in Fashion. We are donating $20 million to the foundation to foster and support programs designed to promote equality in the fashion industry, with a particular focus on underrepresented communities. We aspire for fashion to be open to all and are doing our part to create a more inclusive industry."

Third Quarter Fiscal 2021 Results
Financial Results and non-GAAP Reconciliation
The company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the company will not be providing comparable store sales results. The company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings Third Quarter Fiscal 2021 Results:
•Total revenue of $1.3 billion decreased 17.1% compared to last year. On a constant currency basis, total revenue decreased 19.5%.
•Gross profit was $848 million and gross margin was 65.1%, compared to $932 million and 59.3% in the prior year. Adjusted gross profit was $843 million and adjusted gross margin was 64.7%, compared to $934 million and 59.5% in the prior year.
•Income from operations was $167 million and operating margin was 12.8% compared to $205 million and 13.0% in the prior year. Adjusted income from operations was $257 million and operating margin was 19.7%, compared to $264 million and 16.8% in the prior year.
•Net income was $179 million, or $1.18 per diluted share compared to $210 million, or $1.38 per diluted share in the prior year. Adjusted net income was $250 million, or $1.65 per diluted share, compared to $253 million or $1.66 per diluted share in the prior year.
•Net inventory at December 26, 2020 was $789 million, an 18% decrease compared to the prior year.
Versace Third Quarter Fiscal 2021 Results:
•Versace revenue of $195 million was flat compared to the prior year. On a constant currency basis, total revenue decreased 6.7%.
•Versace operating income was $13 million and operating margin was 6.7% compared to a loss of $12 million and operating margin of (6.2)% in the prior year. Last year, adjusted operating loss was $10 million and adjusted operating margin was (5.1)%.
Jimmy Choo Third Quarter Fiscal 2021 Results:
•Jimmy Choo revenue of $121 million decreased 26.7% compared to the prior year. On a constant currency basis, total revenue decreased 27.3%.
•Jimmy Choo operating loss was $8 million and operating margin was (6.6)%, compared to an operating income of $9 million and operating margin of 5.5% in the prior year.
Michael Kors Third Quarter Fiscal 2021 Results:
•Michael Kors revenue of $986 million decreased 18.6% compared to the prior year. On a constant currency basis, total revenue decreased 20.6%.

•Michael Kors operating income was $281 million and operating margin was 28.5%, compared to $288 million and 23.8% in the prior year.

Fiscal Year 2021 Outlook
The company is not providing annual earnings guidance for fiscal year 2021 due to the lack of visibility surrounding the progression of the pandemic, macroeconomic fundamentals and tourism flows.
Conference Call Information
A conference call to discuss third quarter fiscal 2021 results is scheduled for today, February 3, 2021 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 10, 2021. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13714566. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, an inventory step-up adjustment, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”,

“anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the effect of the COVID-19 pandemic and its potential material and significant impact on the Company’s future financial and operational results if retail stores are forced to close again and the pandemic is prolonged, including that our estimates could materially differ if the severity of the COVID-19 situation worsens, the length and severity of such outbreak across the globe and the pace of recovery following the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Total revenue	$1,302	$1,571	$2,863	$4,359
Cost of goods sold	454	639	1,003	1,719
Gross profit	848	932	1,860	2,640
Total operating expenses	681	727	1,702	2,296
Income from operations	167	205	158	344
Other income, net	(3)	(1)	(4)	(4)
Interest expense, net	10	3	39	19
Foreign currency (gain) loss	(13)	(2)	(16)	4
Income before provision for income taxes	173	205	139	325
(Benefit from) provision for income taxes	(5)	(4)	20	(2)
Net income	178	209	119	327
Less: Net loss attributable to noncontrolling interests	(1)	(1)	(2)	(1)
Net income attributable to Capri	$179	$210	$121	$328
Weighted average ordinary shares outstanding:
Basic	150,661,252	150,826,196	150,236,612	151,159,423
Diluted	151,958,057	152,154,372	151,417,457	152,354,936
Net income per ordinary share:
Basic	$1.19	$1.39	$0.80	$2.17
Diluted	$1.18	$1.38	$0.80	$2.15

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 26, 2020	March 28, 2020	December 28, 2019
Assets
Current assets
Cash and cash equivalents	$229	$592	$237
Receivables, net	369	308	321
Inventories, net	789	827	960
Prepaid expenses and other current assets	106	167	263
Total current assets	1,493	1,894	1,781
Property and equipment, net	518	561	596
Operating lease right-of-use assets	1,575	1,625	1,665
Intangible assets, net	2,102	1,986	2,225
Goodwill	1,615	1,488	1,681
Deferred tax assets	283	225	165
Other assets	179	167	212
Total assets	$7,765	$7,946	$8,325
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$495	$428	$375
Accrued payroll and payroll related expenses	107	93	110
Accrued income taxes	66	42	30
Current operating lease liabilities	448	430	406
Short-term debt	169	167	1,031
Accrued expenses and other current liabilities	309	241	353
Total current liabilities	1,594	1,401	2,305
Long-term operating lease liabilities	1,724	1,758	1,751
Deferred tax liabilities	444	465	440
Long-term debt	1,243	2,012	1,085
Other long-term liabilities	405	142	133
Total liabilities	5,410	5,778	5,714
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 218,624,581 shares issued and 150,682,036 outstanding at December 26, 2020; 217,320,010 shares issued and 149,425,612 outstanding at March 28, 2020 and 216,906,643 shares issued and 149,012,245 outstanding at December 28, 2019	—	—	—
Treasury shares, at cost 67,942,545 shares at December 26, 2020, 67,894,398 shares at March 28, 2020 and 67,894,398 shares at December 28, 2019	(3,326)	(3,325)	(3,325)
Additional paid-in capital	1,138	1,085	1,080
Accumulated other comprehensive income (loss)	91	75	(29)
Retained earnings	4,453	4,332	4,883
Total shareholders’ equity of Capri	2,356	2,167	2,609
Noncontrolling interest	(1)	1	2
Total shareholders’ equity	2,355	2,168	2,611
Total liabilities and shareholders’ equity	$7,765	$7,946	$8,325

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Revenue by Segment and Region:
Versace	The Americas	$57	$41	$132	$133
	EMEA	76	98	183	311
	Asia	62	56	168	186
Versace Revenue		195	195	483	630

Jimmy Choo	The Americas	32	34	71	85
	EMEA	40	85	102	228
	Asia	49	46	121	135
Jimmy Choo Revenue		121	165	294	448

Michael Kors	The Americas	671	834	1,321	2,222
	EMEA	183	239	447	652
	Asia	132	138	318	407
Michael Kors Revenue		986	1,211	2,086	3,281

Total Revenue		$1,302	$1,571	$2,863	$4,359

Income (loss) from Operations:
Versace		$13	$(12)	$(8)	$(6)
Jimmy Choo		(8)	9	(37)	10
Michael Kors		281	288	423	711
Total segment income from operations		286	285	378	715
Less: Corporate expenses		(29)	(46)	(90)	(114)
Restructuring and other charges		(1)	(15)	(18)	(37)
Impairment of assets		(90)	(19)	(110)	(220)
COVID-19 related charges		1	—	(2)	—
Total Income from Operations		$167	$205	$158	$344

Operating Margin:
Versace		6.7%	(6.2)%	(1.7)%	(1.0)%
Jimmy Choo		(6.6)%	5.5%	(12.6)%	2.2%
Michael Kors		28.5%	23.8%	20.3%	21.7%
Capri Operating Margin		12.8%	13.0%	5.5%	7.9%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	December 26, 2020	December 28, 2019
Versace	217	208
Jimmy Choo	231	223
Michael Kors	831	846
Total number of retail stores	1,279	1,277

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 26, 2020	December 28, 2019	As Reported	Constant Currency
Total revenue:
Versace	195	$195	—%	(6.7)%
Jimmy Choo	121	165	(26.7)%	(27.3)%
Michael Kors	986	1,211	(18.6)%	(20.6)%
Total revenue	$1,302	$1,571	(17.1)%	(19.5)%

	Nine Months Ended		% Change
	December 26, 2020	December 28, 2019	As Reported	Constant Currency
Total revenue:
Versace	$483	$630	(23.3)%	(26.7)%
Jimmy Choo	294	448	(34.4)%	(35.7)%
Michael Kors	2,086	3,281	(36.4)%	(37.3)%
Total revenue	$2,863	$4,359	(34.3)%	(35.6)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	As Adjusted
Gross profit	$848	$—	$—	$(5)	$843

Operating expenses	$681	$(90)	$(1)	$(4)	$586

Total income from operations	$167	$90	$1	$(1)	$257

Income before provision for income taxes	$173	$90	$1	$(1)	$263
(Benefit from) provision for income taxes	$(5)	$19	$(1)	$1	$14
Net income attributable to Capri	$179	$71	$2	$(2)	$250
Diluted net income per ordinary share - Capri	$1.18	$0.47	$0.01	$(0.01)	$1.65
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Nine Months Ended December 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	Capri Transformation	ERP Implementation	As Adjusted
Gross profit	$1,860	$—	$—	$(13)	$—	$—	$1,847

Operating expenses	$1,702	$(110)	$(18)	$(15)	$(2)	$(2)	$1,555

Total income from operations	$158	$110	$18	$2	$2	$2	$292

Income before provision for income taxes	$139	$110	$18	$2	$2	$2	$273
Provision for (benefit from) income taxes	$20	$28	$(2)	$(2)	$1	$(1)	$44
Net income attributable to Capri	$121	$82	$20	$4	$1	$3	$231
Diluted net income per ordinary share - Capri	$0.80	$0.53	$0.13	$0.03	$0.01	$0.02	$1.52
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$932	$—	$—	$2	$—	$—	$934

Operating expenses	$727	$(19)	$(15)	$—	$(12)	$(11)	$670

Versace operating income	$(12)	$—	$—	$2	$—	$—	$(10)
Total income from operations	$205	$19	$15	$2	$12	$11	$264

Income before provision for income taxes	$205	$19	$15	$2	$12	$11	$264
(Benefit from) provision for income taxes	$(4)	$7	$3	$—	$3	$3	$12
Net income attributable to Capri	$210	$12	$12	$2	$9	$8	$253
Diluted net income per ordinary share - Capri	$1.38	$0.08	$0.08	$0.01	$0.06	$0.05	$1.66
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Nine Months Ended December 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$2,640	$—	$—	$13	$—	$—	$—	$2,653

Total operating expenses	$2,296	$(220)	$(37)	$—	$(29)	$(13)	$—	$1,997

Versace operating income	$(6)	$—	$—	$13	$—	$—	$—	$7
Total income from operations	$344	$220	$37	$13	$29	$13	$—	$656

Foreign currency loss (gain)	$4	$—	$—	$—	$—	$—	$(1)	$3
Income before provision for income taxes	$325	$220	$37	$13	$29	$13	$1	$638
Provision for income taxes	$(2)	$44	$8	$3	$7	$4	$—	$64
Net income attributable to Capri	$328	$176	$29	$10	$22	$9	$1	$575
Diluted net income per ordinary share - Capri	$2.15	$1.16	$0.19	$0.06	$0.14	$0.06	$0.01	$3.77
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.